Exhibit 99.1

CONTACT:	-OR-	INVESTOR RELATIONS:
Prospect Medical Holdings, Inc.		The Equity Group Inc.

Linda Hodges, Investor Relations		Devin Sullivan
(714) 796-4271		(212) 836-9608
linda.hodges@prospectmedical.com		dsullivan@equityny.com

FOR IMMEDIATE RELEASE

PROSPECT MEDICAL HOLDINGS, INC. ANNOUNCES END OF “GO-SHOP” PERIOD

Los Angeles, CA — September 28, 2010 - Prospect Medical Holdings, Inc. (Nasdaq: PZZ) (“Prospect” or the “Company”) today announced the expiration of the 40-day “go-shop” period during which Prospect solicited alternative proposals to the proposed acquisition of Prospect by entities affiliated with Leonard Green & Partners, L.P., a private equity fund.  The “go-shop” process was expressly contemplated by the previously announced merger agreement, dated as of August 16, 2010.

During the go-shop period, which ended at 12:01 p.m. (New York City time) on September 25, 2010, 67 potential bidders were contacted and an unsolicited indication of interest was received from one other potential bidder.  Five of the potential bidders entered into confidentiality agreements with Prospect and were furnished a confidential information memorandum and granted access to Prospect Medical’s online data room.  Prior to the end of the go-shop period, however, each of the five parties indicated that it would not be making a proposal to acquire Prospect.

The merger is subject to approval by Prospect stockholders holding a majority of Prospect’s outstanding shares and other closing conditions described in the merger agreement. The merger is not subject to a financing condition.  No date has been set for the special meeting of Prospect stockholders to consider approval of the merger.

About Prospect

Prospect Medical Holdings owns and operates five community-based hospitals in the greater Los Angeles area, and manages the provision of healthcare services to HMO enrollees in southern California, through its network of specialist and primary care physicians. Prospect Medical Holdings’ website can be found at www.prospectmedicalholdings.com.

About Leonard Green & Partners, L.P.

Leonard Green & Partners is one of the nation’s leading private equity firms with approximately $9 billion in equity commitments under management, was founded in 1989, and has invested in 51 companies with an aggregate value in excess of $42 billion. The firm’s investments are focused primarily on North American companies in a range of industries including retail, consumer products, distribution, media, business services and healthcare.  Additional information is available at www.leonardgreen.com

Forward-Looking Statements

This press release contains statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements include statements regarding the merger.  These statements are based on the current expectations of management of Prospect, but there are a number of risks and uncertainties that could cause actual results to differ materially from these forward-looking statements. These risks and uncertainties include, among others, the possibility that (1) the special meeting to consider the approval of the merger agreement may be delayed, (2) Prospect may be unable to obtain stockholder approval or satisfy other conditions required for the consummation of the merger, (3) the closing of the merger may be delayed or abandoned, (4) the merger may involve unexpected costs, (5) the business of Prospect may suffer as a result of uncertainty surrounding the merger, and (6) Prospect may be adversely affected by other economic, business or competitive factors. Additional factors that may affect the future results of Prospect are set forth in its filings with the Securities and Exchange Commission (“SEC”), including its Form 10-K for the year ended September 30, 2009, which are available at http://www.sec.gov. Unless required by law, Prospect undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information About the Merger and Where to Find It

In connection with the proposed merger, Prospect expects to file with the SEC a proxy statement and other materials. INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PROSPECT AND THE PROPOSED MERGER.  Once filed with the SEC, the proxy statement and such other documents will be available without charge at www.sec.gov and on Prospect’s website at www.prospectmedicalholdings.com under “SEC Filings,” or by directing such request to Linda Hodges at (714) 796-4271.

Participants in the Solicitation

Prospect and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Prospect in connection with the proposed merger.  Information concerning the interests of these directors, executive officers and other members of Prospect’s management and employees in the proposed merger will be included in Prospect’s proxy statement referenced above.  Information regarding Prospect’s directors and executive officers is also available in its Annual Report on Form 10-K for the year ended September 30, 2009 and in its proxy statement for its 2010 Annual Meeting of Stockholders, which documents are on file with the SEC.  These documents are available free of charge at the SEC’s website at www.sec.gov and from Prospect as described above.

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